UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 21, 2007

MAINSTREET FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

United States	000-52298	20-1867479
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

629 W. State Street, Hastings, Michigan	49058-1643
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (269) 945-9561

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 21, 2007, the Board of Directors of MainStreet Financial Corporation (the "Company"), the holding company for MainStreet Savings Bank, FSB (the "Bank") approved the following resolution approving a retention bonus plan for its executive officers:

NOW, THEREFORE, BE IT RESOLVED, that the Company and the Bank establish a Retention Bonus Program as follows:

    A Retention Bonus will be paid to each executive officer who remains employed by the Bank and the Company until the date of any future merger or acquisition of the Company and/or the Bank; and

    The amount of the Retention Bonus will be equal to the each officer's annual salary as of the payment date.

    The Retention Bonus will be paid immediately prior to any merger or acquisition of Company and/or the Bank; and

    The executive officers eligible for the Retention Bonus are David Hatfield, President, Melody Bowman, Sr. Vice President, Sandra Nichols, Sr. Vice President, James Toburen, Sr. Vice President, and Patricia Woods, Vice President.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MAINSTREET FINANCIAL CORPORATION

Date: November 28, 2007	By: /s/ David L. Hatfield David L. Hatfield President and Chief Executive Officer

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